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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement of our report dated October 25, 1999 (except for Note 14, as to which the date is November 16, 1998) relating to the consolidated financial statements of ebaseOne Corporation and to the reference to our Firm under the caption, "Experts", in this Registration Statement and related Prospectus.


HEIN + ASSOCIATES LLP
Houston, Texas
May 23, 2000